Opening doors to the future®

Exhibit 99.2

Washington DC Acquisition in Exchange for OP Units

June 2015


1200 East West – Silver Spring, MD


Eleven55 Ripley – Silver Spring, MD


Newport Village – Alexandria, VA


Arbor Park of Alexandria – Alexandria, VA


The Courts at Dulles – Herndon, VA


Courts at Huntington Station – Alexandria, VA

UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primary U.S. markets

- S&P 400 Company
- $13 Billion Enterprise
- 2015 Annualized Dividend of $1.11, ~3.3% Yield

CFO:
Tom Herzog
720.283.6139

Investor Relations:
Shelby Noble
720.922.6082

SUMMARY OF TRANSACTION

- UDR has entered into a definitive agreement with Lone Star, Inc., Lone Star L.P. (collectively "Lone Star"), Home Properties, Inc. and Home Operating Partnership (collectively "Home") to acquire up to $908 million of apartment communities in the Washington DC market
- The communities will be acquired for up to $753 million of common OP units of a newly formed operating partnership of the Company ("UDR OP Units") issued at $35 per unit, the assumption of $90 million in debt and $65 million in cash
- The estimated year-one cap rate on the transaction is approximately 5.2%
- If all assets are acquired, in 2016 it is estimated to have a $0.015/share impact to FFO, FFO as Adjusted and AFFO
- Subject to the closing of the merger between Lone Star and Home, the transaction is expected to close in the fourth quarter of 2015

Community	Quality	Type	Location	Homes	Value	Debt	Equity	Year Completed/ Rehab	Occupancy	Revenue per Occupied Home
Eleven55 Ripley	A	High-Rise	Silver Spring	379	$126	$0	$126	2014	88%	$2,142
1200 East West	A	High-Rise	Silver Spring	247	82	0	82	2010	97%	1,954
Courts at Huntington Station	A	Podium	Alexandria	421	147	0	147	2011	92%	2,143
Arbor Park of Alexandria	B	Garden	Alexandria	851	210	90	120	1969/2015	81%	1,816
The Courts at Dulles	B	Garden	Herndon	411	100	0	100	2000	95%	1,681
Newport Village	B	Garden	Alexandria	937	243	0	243	1968	93%	1,756
Total				**3,246**	**$908**	**$90**	**$818**		**90%**	**$1,873**

INVESTMENT BENEFITS

- Opportunity for UDR to acquire four newly constructed or recently redeveloped apartment communities and two communities with potential redevelopment opportunities in the recovering Washington DC market that meets its investment criteria at favorable pricing
- Utilization of UDR's best-in-class operating platform can generate operating efficiencies in the assets acquired, with additional upside for properties with redevelopment potential
- Accretive to FFO, FFO as Adjusted and AFFO by $0.015/share in 2016
- Current revenue per home on the communities acquired is comparable ($1,873/home) to UDR's existing DC portfolio ($1,943/home)
- UDR OP Units are issued in line with NAV with no associated issuance costs
- Positively impacts 2016 balance sheet metrics, with debt to assets improving by up to ~175 basis points and net debt to EBITDA improving by up to ~0.2x
- Consistent with UDR's Two Year Strategic Plan, the accretive transaction provides:
  - Increasing cash flow per share
  - Equity issuance at or above NAV
  - Improving balance sheet metrics

OVERVIEW OF POTENTIAL ACQUISITIONS

Eleven55 Ripley

- Homes: 379
- Location: Silver Spring, MD
- Year Completed: 2014 ($300K per home)
- Average Square Feet: 799
- Average Monthly Revenue per Occupied Home: $2,142 ($2.68/SF)
- Occupancy: 88%
- Retail Space: 2,400 square feet
- Purchase Price: $126 million ($332K per home)



Newly constructed, Eleven55 Ripley has one of the nicest amenity packages in the Silver Spring submarket, including a rooftop pool. The community is located less than a half mile from an existing UDR community (Portico at Silver Spring Metro), is a 5 minute walk to the Silver Spring metro station and is steps away from local restaurants and retail. In addition, Discovery Channel headquarters is located two blocks away.

Given the absorption of all new supply and limited future supply in the immediate submarket, UDR has the opportunity to drive rents in the future after the initial lease-up is completed.


Portico
Eleven55 Ripley
1200 East West

UDR Community
1200 East West
Eleven55 Ripley

OVERVIEW OF POTENTIAL ACQUISITIONS

1200 East West

- Homes: 247
- Location: Silver Spring, MD
- Year Completed: 2010 ($347K per home)
- Average Square Feet: 821
- Average Monthly Revenue per Occupied Home: $1,954 ($2.38/SF)
- Occupancy: 97%
- Retail Space: 6,589 square feet
- Purchase Price: $82 million ($316K per home excluding retail)

Located within a half mile of an existing UDR community (Portico at Silver Spring Metro), this highly amenitized, well-located community is a 5 minute walk to the Silver Spring metro station and is steps away from local restaurants and retail. In addition, Discovery Channel headquarters is located blocks away.

Silver Spring sits right on the DC/Maryland border and is less than 3 miles from the Beltway. The submarket has absorbed all new supply, with no additional deliveries scheduled for 2 years, providing UDR the opportunity to drive rents at the community.




Portico
Eleven55 Ripley
1200 East West

UDR Community | 1200 East West | Eleven55 Ripley

OVERVIEW OF POTENTIAL ACQUISITIONS

Courts at Huntington Station

- Homes: 421
- Location: Alexandria, VA
- Year Completed: 2011 ($291K per home)
- Average Square Feet: 996
- Average Monthly Revenue per Occupied Home: $2,143 ($2.15/SF)
- Occupancy: 92%
- Purchase Price: $147 million ($349K per home)



The community is located near Old Town Alexandria, less than 1 mile from I-495 and one block from the Huntington Avenue metro station, which serves over 8,000 riders each weekday. Located just 5 miles away, the National Harbor in Maryland offers a multitude of restaurants, shopping outlets and is the future home of the new MGM Casino.

The community also offers upside to current occupancy and has minimal current cap-ex needs given the community's age. The property has large floor plans, a rich amenity package, and Mount Eagle Park (Alexandria, VA) is located adjacent to the community.


The Whitmore
Twenty400
Delancey at Shirlington Village
Presidential Greens
DelRay Tower
Newport Village
Arbor Park of Alexandria
Sullivan Place
Courts at Huntington Station
Alexandria
UDR Community
Courts at Huntington Station
Newport Village
Arbor Park of Alexandria

OVERVIEW OF POTENTIAL ACQUISITIONS

Arbor Park of Alexandria

- Homes: 851
- Location: Alexandria, VA
- Year Completed/Renovated: 1969/2015
- Average Square Feet: 1,038
- Average Monthly Revenue per Occupied Home: $1,816 ($1.75/SF)
- Occupancy: 81%
- Purchase Price: $210 million ($247K per home)
- Debt: $89.6 million at 4.35% interest rate maturing in 2020



The recently completed $33M renovation of the community included new kitchens, washers and dryers installed in each unit, new HVAC and windows. The community is located 1.5 miles away from the Landmark Mall, which is scheduled to be redeveloped to include 300,000 square feet of restaurants and retail. The community has convenient access to public transportation and is located 5 -10 minutes from Old Town Alexandria and 10 minutes from DC. UDR will have the opportunity to significantly increase occupancy as the result of drive-by traffic at this highly visible location.



The Whitmore
Twenty400
Delancey at Shirlington Village
Presidential Greens
DelRay Tower
Newport Village
Arbor Park of Alexandria
Sullivan Place
Courts at Huntington Station
Alexandria

UDR Community | Courts at Huntington Station
Newport Village | Arbor Park of Alexandria

OVERVIEW OF POTENTIAL ACQUISITIONS

The Courts at Dulles

- Homes: 411
- Location: Herndon, VA
- Year Completed: 2000
- Average Square Feet: 951
- Average Monthly Revenue per Occupied Home: $1,681 ($1.77/SF)
- Occupancy: 95%
- Purchase Price: $100 million ($243K per home)

The community is less than 4 miles to Dulles International Airport and in the Dulles Technology Corridor which serves as headquarters to companies like Booz Allen Hamilton, Northrop Grumman, VeriSign, and Volkswagen. The future site of the Innovation Center Station, an expansion of the Metro Silver Line, will be conveniently located within 1 mile of the property.

The community runs at high occupancy levels leading to an opportunity to push rents while redevelopment potential exists to upgrade interiors and amenities.




Dulles Int'l Airport
The Courts at Dulles

Dulles Int'l Airport　The Courts at Dulles

OVERVIEW OF POTENTIAL ACQUISITIONS

Newport Village

- Homes: 937
- Location: Alexandria, VA
- Year Completed: 1968
- Average Square Feet: 1,051
- Average Monthly Revenue per Occupied Home: $1,756 ($1.67/SF)
- Occupancy: 93%
- Purchase Price: $243 million ($259K per home)



This community is located in the very desirable West End. It recently had extensive exterior renovations completed, in addition to interior renovations on approximately 25% of the total homes. The community is conveniently located 10 minutes to Old Town Alexandria, 2 minutes to I-395, 5 minutes to Shirlington Village and 4 miles to The Pentagon/Crystal City and DC.

Several opportunities exist to generate additional income at the property including parking, storage and completing renovation of the community.


The Whitmore
Twenty400
Delancey at Shirlington Village
Presidential Greens
DelRay Tower
Newport Village
Arbor Park of Alexandria
Sullivan Place
Courts at Huntington Station
Alexandria

UDR Community | Courts at Huntington Station
Newport Village | Arbor Park of Alexandria

Forward Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income, our expectation that we will be able to close the acquisition of the Washington DC properties from Home generally on the terms that we have disclosed and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This presentation and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.